Report of Independent Auditors

To the Shareholders and Board of Trustees
TIAA-CREF Institutional Mutual Funds

In planning and performing our audit of the financial statements of TIAA-CREF
Institutional Mutual Funds (comprised of the TIAA-CREF Institutional International
Equity Fund, TIAA-CREF Institutional
Growth Equity Fund, TIAA-CREF
Institutional Growth and Income Fund,
TIAA-CREF Institutional Equity Index
Fund, TIAA-CREF Institutional Social
Choice Equity Fund, TIAA-CREF
Institutional Bond Fund, TIAA-CREF
Institutional Money Market Fund, TIAA-
CREF Institutional Large-Cap Value Fund,
TIAA-CREF Institutional Mid-Cap Growth
Fund, TIAA-CREF Institutional Mid-Cap
Value Fund, TIAA-CREF Institutional
Small-Cap Equity Fund, TIAA-CREF
Institutional Large-Cap Growth Index
Fund, TIAA-CREF Institutional Large-Cap
Value Index Fund, TIAA-CREF
Institutional S&P 500 Index Fund, TIAA-
CREF Institutional Mid-Cap Growth Index
Fund, TIAA-CREF Institutional Mid-Cap
Value Index Fund, TIAA-CREF Mid-Cap
Blend Index Fund, TIAA-CREF
Institutional Small-Cap Growth Index
Fund, TIAA-CREF Small-Cap Value Index
Fund, TIAA-CREF Institutional Small-Cap
Blend Index Fund, TIAA-CREF
Institutional International Equity Index
Fund, TIAA-CREF Institutional Real Estate
Securities Fund and TIAA-CREF
Institutional Inflation-Linked Bond Fund) for the year ended September 30, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of TIAA-CREF Institutional
Mutual Funds is responsible for
establishing and maintaining internal
control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material
weaknesses under standards established by the American Institute of Certified Public
Accountants. A material weakness is a
condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2002.

This report is intended solely for the information and use of management and the Board of Trustees of TIAA-CREF Institutional
Mutual Funds and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.

          ERNST & YOUNG LLP

November 1, 2002